ALLEN ORGAN COMPANY



     Exhibit 21 - Subsidiaries of the Registrant



Subsidiaries Name          Trade Name (if different)   State of Incorporation

     Allen Audio, Inc.                                     Pennsylvania

     Allen Diversified, Inc                                Delaware

     Allen Organ International, Inc.                       US Virgin Islands

     VIR, Inc.                 VIR Linear Switch           Pennsylvania

     Eastern Research, Inc.                                New Jersey

     Linear Switch Corporation                             New Jersey

     Legacy Audio, Inc.                                    Illinois